UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 1, 2015
Date of Report

ISMO Tech Solutions, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-193328	46-4013793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Sanders Ortoli Vaughn-Flam Rosenstadt LLP	10022
(Address of principal executive offices)	(Zip Code)

(212) 588-0022
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2015, ISMO Tech Solutions, Inc. (“Company”) elected Mr. William Rosenstadt to its board and appointed him as general counsel. In exchange for such services for a one-year term, the Company agreed to pay Mr. Rosenstadt 150,000 shares of our common stock. Any compensation for additional years shall be determined by Mr. Rosenstadt and the Company’s board on mutually agreeable terms.  We will also reimburse Mr. Rosenstadt for any reasonable out of pocket expenses incurred by him in the course of rendering his services as a member of the Company’s board of directors and as its general counsel.

On June 1, 2015, we entered into an advisory agreement with Mr. Ari Jatwes for his role as a senior business analyst for the company. In exchange for Mr. Jatwes’s services, he will receive 250,000 restricted shares of common stock and we will reimburse him for any reasonable out of pocket expenses incurred by him in the course of rendering services for the Company. In addition, upon the Company’s receipt of an aggregate of $1,000,000 dollars in investment, Mr. Jatwes will be paid a fee equal to $5,000 per month.

Item 3.02 Unregistered Sales of Equity Securities.

The issuance of the shares to Messrs. Rosenstadt and Jatwes discussed above in Item 1.01, respectively, and to the law firm to which Mr. Rosenstadt is a partner discussed below in Item 5.02 were offered and sold in transactions exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) thereof.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 1, 2015, Enrique Navas resigned as our President.  Mr. Navas remains in his other positions as an officer and as one of our directors.

On June 1, 2015, our board of directors appointed Denis Corin as our President.  Mr. Corin is a management consultant who currently serves as one of our directors. He has worked for large pharmaceutical (Novartis) and diagnostic instrumentation companies (Beckman Coulter) in their sales organizations responsible for sales in multi-product disciplines including pharmaceuticals and diagnostics and diagnostic automation equipment. After Novartis and Beckman Coulter, he served as Director of Investor Relations in the small-cap biotech arena at MIV Therapeutics Inc, a company specializing in next generation drug delivery and drug eluting cardiovascular stents. Mr. Corin served as an executive and on the board of directors of TapImmune Inc. from July 2009 to May 2012 He holds a Bachelors degree in Economics and Marketing, from the University of Natal, South Africa.

On June 1, 2015, our board of directors appointed William Rosenstadt as one of our directors.  From 2008 to the present, Mr. William S. Rosenstadt, 47, has been a Partner at the law firm of Sanders Ortoli Vaughn-Flam Rosenstadt LLP. Prior to then, Mr. Rosenstadt was an Executive of Rubin, Bailin, Ortoli, Mayer & Baker LLP and an associate at Spitzer Feldman, LLP. Mr. Rosenstadt received his B.A from Syracuse University in 1990 and a J.D. from the Benjamin N. Cardozo School of Law in 1995.

We have engaged the law firm at which Mr. Rosenstadt is a partner to provide us with legal services. We are paying for these services for the first six months through the issuance to such law firm of 200,000 shares of our common stock. In addition, upon the Company’s receipt of an aggregate of $1,000,000 dollars in investment, Mr. Rosenstadt’s law firm will be paid a fee equal to $5,000 per month.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.
EXHIBIT INDEX

Exhibit	Description

10.1	Agreement with Mr. Jatwes, dated as June 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISMO Tech Solutions, Inc.
Date: June 15, 2015	By: /s/ Denis Corin Name: Denis Corin Title: President